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                                                                    EXHIBIT 23.1


                      CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the incorporation by reference in the Registration Statement of Segue Software, Inc. on Form S-8 (File No. 333-09393) of our report dated February 5, 1998, on our audits of the consolidated financial statements of Segue Software, Inc. as of December 31, 1997 and 1996, and for the years ended December 31, 1997, 1996 and 1995, which report is included in this Annual Report on Form 10-K.



                                             /s/COOPERS & LYBRAND L.L.P.
                                             COOPERS & LYBRAND L.L.P.

Boston, Massachusetts
March 27, 1998